SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 7, 2009
ZAPATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On October 7, 2009, Ms. Corrine Glass resigned from the Board of Directors of Zapata Corporation (the “Company”) resulting in a total of three vacancies on the Board of Directors.
(d) On October 7, 2009, the Board of Directors of the Company elected Messrs. Keith Hladek and Thomas Hudgins as directors to fill two of the three vacancies.
Mr. Hladek has been elected as a Class II director and will hold office until the Company’s Annual Meeting to be held in 2012. It is not expected that Mr. Hladek will be named to any committees of the Company.
Keith M. Hladek, 34, is Chief Financial Officer of Harbinger Capital Partners. Mr. Hladek is responsible for all accounting and operations of the funds and management companies including, portfolio accounting, valuation, settlement, custody, and administration of investments. Prior to joining Harbinger Capital Partners in 2009, Mr. Hladek was Controller at Silver Point Capital where he was responsible for accounting, operations and valuation for the funds and related financing vehicles. Prior to 2004, Mr. Hladek was the Assistant Controller at GoldenTree Asset Management and a fund accountant at Oak Hill Capital Management. Mr. Hladek started his career in public accounting at Anchin, Block & Anchin, focusing on audit and tax of financial services clients. Mr. Hladek received a Bachelor of Science degree in Accounting from Binghamton University. He is a Certified Public Accountant in New York.
Mr. Hudgins has been elected as a Class I director and will hold office until the Company’s Annual Meeting to be held in 2011. Mr. Hudgins was also appointed as Chairman of the Company’s Audit Committee.
Mr. Hudgins, 69, is a retired partner of Ernst & Young LLP (“E&Y”). From 1993 to 1998, he served as E&Y’s Managing Partner of its New York Office with over 1,200 audit and tax professionals and staff personnel. During his tenure at E&Y, Mr. Hudgins was the coordinating partner for a number of multinational companies, including American Express, American Standard, Textron, McAndrew Forbes, and Morgan Stanley, as well as various mid-market and leveraged buy-out companies. As coordinating partner, he had the lead responsibility for the world-wide delivery of audit, tax and management consulting services to these clients. Mr. Hudgins also served on E&Y’s international executive committee for its global financial services practice. Mr. Hudgins serves as a member of the board of directors and chairman of the audit committee and member of the compensation committee of RHI Entertainment Inc. He previously served on the boards of directors and as a member of various committees of Foamex International Inc. and Aurora Foods, Inc. Mr. Hudgins received a Bachelor of Science degree in Mathematics from Davidson College and Masters of Business Administration from Harvard University.
Based upon Mr. Hudgins’ work experience, education and other relevant information, the Board of Directors has determined that Mr. Hudgins qualifies as “Independent” under the listing standards of the New York Stock Exchange and as an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission.
There are no transactions to which the Company or any of its subsidiaries is a party in which Messrs. Hladek or Hudgins have a material interest subject to disclosure under Item 404(a) of Regulation S-K.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA CORPORATION
Date: October 8, 2009	By:	/s/ Leonard DiSalvo
	Name:	Leonard DiSalvo
	Title:	Vice-President – Finance and CFO

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